EXHIBIT 10.2

                    AMENDED AND RESTATED SEVERANCE AGREEMENT


         This Agreement, dated December 8, 1998, is made by and between National Computer Systems, Inc., a Minnesota corporation (the "Company"), and Russell A. Gullotti (the "Executive"), and supersedes that certain Amended and Restated Severance Agreement dated May 23, 1996 between the Company and Executive.

         In consideration of the premises and the mutual covenants contained in this Agreement, the Company and the Executive agree as follows:

         1. Definitions. The definitions set forth in Exhibit A to this Agreement are incorporated herein by reference.

         2.  Term  of  Agreement.   This  Agreement  shall  continue  in  effect
indefinitely.

         3. Severance Payments. If Executive's employment is involuntarily terminated other than for Cause or if Executive voluntarily terminates his employment within 60 days after the occurrence of a Severance Event, in lieu of any cash severance benefit otherwise payable to the Executive, (a) for a period of two years from the termination of Executive's employment and subject to normal tax withholding, (i) the Company shall continue Executive's base salary and (ii) the Company shall arrange to provide the Executive with the insurance, fringe benefits and perquisites (which currently include monthly country club dues, investment planning services, tax preparation services and an annual physical) that Executive would have received if he had remained employed upon the same terms and conditions existing before the Severance Event and (b) the Company shall pay the Executive the Applicable Bonus Amount within 90 days of termination of Executive's employment. Notwithstanding any provision of any incentive compensation plan requiring continued employment after the completed fiscal year or other measuring period as a condition to payment, the Company shall pay to the Executive an amount, in cash, equal to the amount of any incentive compensation that was allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the occurrence of a Severance Event not yet paid to the Executive.

         4.  Acceleration of Vesting.

                  (a) Stock Awards. Notwithstanding the terms of any option, restricted stock grant, stock appreciation right, performance share plan or any other agreement, now existing or hereafter entered into, in which Executive receives an interest in stock of the Company or a right to obtain an interest in stock in the Company or whose economic value depends upon the stock performance of the Company ("Award"), subject to the passage of time, a future event or the payment of money, such Award shall accelerate and become fully vested upon termination of Executive's employment following a Change in Control as though all time had passed, all events had occurred and all performances had been attained.

                  (b) ESOP. Notwithstanding the terms of the ESOP, all unvested shares of Common Stock, if any, in the Executive's unvested ESOP account shall become fully vested upon termination of Executive's employment following a Change in Control.

         5. Gross-Up Payment. Upon the occurrence of a Change in Control, the Company shall cause its independent auditors promptly to review, at the Company's sole expense, the applicability of Section 4999 of the Code to the Total Payments to be received by Executive. If such auditors determine that any of the Total Payments would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such tax (such excise tax, together with any interest and penalties, being collectively referred to as the "Excise Tax"), then, in addition to any amounts otherwise payable under this Agreement, the Company shall pay within 30 days of such determination an additional cash payment (the "Gross-Up Payment") equal to the Excise Tax imposed on the Total Payments plus any Excise Tax, any other income taxes and FICA taxes (determined using the highest applicable rate) that may be imposed on the Gross-Up Payment. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by Executive, Executive will be entitled to receive a Gross-Up Payment calculated on the basis of the Total Payments reported by him in such tax return, within 30 days of the filing of such tax return. In all events, if any tax authority determines that a greater Excise Tax should be imposed on the Total Payments than is determined by the Company's independent auditors or reflected in Executive's tax return pursuant to this Section 5, Executive shall be entitled to receive the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority from the Company within 30 days of such determination.

         6. Fees and Expenses. The Company shall pay to the Executive reasonable legal fees and reasonable expenses incurred in good faith by the Executive in obtaining the payments and other benefits provided by this Agreement (including, but not limited to, all such fees and expenses, if any, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder). Such payment shall be made within five business days after delivery of the Executive's written request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         7. No Mitigation. The Company agrees that Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company. The amount of any payment or benefit provided for in Section 3 shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or any Subsidiary, or otherwise.

         8. Miscellaneous.

                  (a) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Minnesota.

                  (b) Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein, except that certain Supplemental Executive Retirement Agreement dated October 1, 1994 between Executive and the Company.

                  (c) Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

                  (d) No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  (e) Successor to Company. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

                  (f) Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  (g) Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                  To the Company:

                  National Computer Systems, Inc.
                  P.O. Box 9365
                  Minneapolis, MN 55440

                  To the Executive:

                  Russell A. Gullotti
                  7051 Kenmare Drive
                  Bloomington, MN  55438

                  (h) Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  (i) Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                  (j) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date set forth in the first paragraph.

NATIONAL COMPUTER SYSTEMS, INC.


By   /s/ David C. Cox                                   /s/ Russell A. Gullotti
     David C. Cox                                           Russell A. Gullotti
     Its Director and Chairman --
     Compensation Committee

                                                                       EXHIBIT A


          "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan. For purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act.

          "Affiliate"  and  "Associate"  shall  have  the  respective   meanings
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Applicable Bonus Amount" means two times the amounts payable to the Executive pursuant to all Incentive Compensation Plans if performance had been at Target Level at the end of the applicable performance periods.

          "Beneficial Owner" means beneficial owner (as defined in Rule 13d-3 under the Exchange Act) and "beneficially own" has a meaning correlative therewith.

          "Cause" means (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company or a Subsidiary, as such duties may be defined from time to time, or abide by the written policies of the Company or of the Executive's primary employer after a written demand for substantial performance is delivered to the Executive by the Board of Directors which demand specifically identifies the manner in which the Board of Directors believes that the Executive has not substantially performed the Executive's duties or has not abided by written policies, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and its Subsidiaries.

          "Change in Control" means (i) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) is made by the Company or any Person that such Person has become an Acquiring Person, unless approved by the Board of Directors, (ii) a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) of the Exchange Act) is made by the Company or any Person that such Person beneficially owns more than 50% of the Common Stock, regardless of whether approved by the Board of Directors, (iii) a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan) is commenced (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act), if, upon the consummation thereof, such Person would be an Acquiring Person, (iv) the Company enters into a merger, consolidation or statutory share exchange with any other Person in which the surviving entity would not have as its directors at least 60% of the Continuing Directors and would not have at least 60% of its common stock owned by the common shareholders of the Company prior to such merger, consolidation or statutory share exchange, or (v) a sale or disposition of all or substantially all of the assets of the Company or the dissolution of the Company.

          "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Common Stock" means the Company's Common Stock, $.03 par value per share.

          "Continuing Director" means any Person who is a member of the Board of Directors of the Company, is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors immediately prior to a Change in Control. A Continuing Director also means any Person who subsequently becomes a member of the Board of Directors of the Company and is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's initial nomination for election or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors; provided that any Person who first becomes a member of the Board of Directors of the Company in connection with a transaction described by clause (iv) of the definition of "Change in Control" shall not be a Continuing Director.

          "ESOP" means the Company's Employee Stock Ownership Plan as in effect on the date hereof or hereafter amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Incentive Compensation Plans" means any incentive compensation plan of the Company in which Executive participates that has a performance period commencing (i) coincident with or (ii) most recently prior to, whichever applies, the date on which the Change in Control or Severance Event occurs, assuming that the Executive was continuously employed by the Company or a Subsidiary until the last day of the performance period.

          "Severance Event" means (i) Executive's duties are reassigned inconsistent with his duties as Chairman and Chief Executive Officer of the Company, (ii) the Company reduces, in a manner not agreed to by Executive, Executive's base salary and/or the target percentage of Executive's defined MIP,
(iii)  Executive is required to relocate in a manner not agreed to by Executive,
(iv) a substantial reduction in benefits or perquisites or other involuntary material adverse change in the terms and conditions of Executive's employment or
(v) a Change in Control resulting in an involuntary change in Executive's responsibilities or an infringement on Executive's ability to perform the role of Chairman and Chief Executive Officer.

          "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Subsidiary" means a corporation or other entity or enterprise, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others serving similar functions with respect to such corporation or other entity or enterprise is owned, directly or indirectly, by the Company.

          "Target Level" means that (a) all of Executive's personal goals and objectives as set forth in any Incentive Compensation Plan performance goal sheet or addendum applicable to the Executive are accomplished and (b) the "Target" for Company's financial goals and objectives specified in any such sheet or addendum are achieved.

          "Total Payments" means any payment for benefits received or to be received by Executive payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company as a result of the termination of Executive's employment with the Company.